For Additional Information:

CytRx Corporation:
Matthew Natalizio
Chief Financial Officer
310/826-5648
mnatalizio@cytrx.com

Investor Relations Group:
Jane Lin/John Nesbett
212/825-3210

CytRx Corporation Reports Second Quarter 2004 Financial Results

Los Angeles, CA – August 18, 2004 – CytRx Corporation (Nasdaq: CYTR) today reported its consolidated financial results for the quarter ended June 30, 2004.

CytRx Corporation (CytRx), a leader in RNA interference (RNAi) research and development, is focused on creating a significant and sustainable product line using RNAi and small molecule technology to modify proteins (gene products) responsible for obesity, type 2 diabetes, cytomegalovirus and ALS.

Steven Kriegsman, CytRx’s President and CEO, commented, “This past quarter saw tremendous progress towards CytRx’s future. Our in-licensing of RIP140 from Imperial College and the results of our research efforts at CytRx Laboratories put us at the forefront of RNAi research and drug discovery for type 2 diabetes and obesity. This progress enhances our ability to pursue a strategic alliance as part of our efforts to bring obesity and type 2 diabetes therapeutic products to market. We also continue to aggressively move forward with our programs for ALS and CMV to get them ready for human clinical trials. Additionally, in the past quarter a Phase I clinical trial for an HIV vaccine utilizing our DNA-based technology was initiated and we completed the out-licensing of our co-polymer technology portfolio.”

Revenues

Total revenues were $0.2 million for the quarter ended June 30, 2004. The $0.2 million was generated from a licensing agreement with SynthRx, Inc. for FLOCOR™ and other related technologies.

Net Loss

For the second quarter of 2004, we reported a net loss of $4.1 million or $0.12 per share, as compared to a net loss of $5.0 million or $0.21 per share for the comparable quarter of 2003. For the six months ended June 30, 2004, CytRx reported a net loss of $7.8 million or $0.23 per share, versus a net loss of $6.0 million or $0.26 per share for the comparable period of 2003.

Research and Development Expenses

Total research and development expenses were $1.4 million for the quarter ended June 30, 2004 as compared with $2.3 million for the comparable period of 2003. Research and development expenses were higher in the three months ended June 30, 2003, primarily as a result of licensing fees incurred pursuant to licensing agreements that were entered into in April 2003, and for which there were no comparable amounts in the three months ended June 30, 2004. For the six months ended June 30, 2004, CytRx reported research and development expenses of $3.6 million versus $2.3 million for the comparable six-month period of 2003. The greater research and development expenses incurred in 2004 reflect the increased research and development activities at CytRx Laboratories on RNAi and small molecule drug research and development.

General and Administrative Expenses

General and administrative expenses were $3.0 million for the quarter ended June 30, 2004 as compared to $2.5 million for the prior period. For the six months ended June 30, 2004, general and administrative expenses were $4.6 million versus $3.2 million for the comparable period in 2003. The higher general and administrative expenses incurred during both periods were the result of higher accounting fees associated with our change in auditors, severance payments to certain former executives, and legal fees related to both of the foregoing.

Cash and Marketable Securities

At June 30, 2004, CytRx had total cash and short-term investments of $7.1 million and working capital of $5.4 million as compared to $11.6 million in cash and short-term investment and $10.8 million as of December 31, 2003.

Second Quarter Highlights

•	Advanced Bioscience Laboratories (ABL) and the University of Massachusetts Medical School (UMMS) investigators enrolled and inoculated the first volunteers in the Phase I trial for the HIV vaccine developed by UMMS and ABL and funded by the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health.

•	CytRx announced that its principal collaborator at the University of Massachusetts Medical School (UMMS), Zuoshang Xu, M.D., Ph.D., has used RNAi technology to successfully “knock down” or “silence” the mutant SOD1 gene that causes familial ALS, commonly referred to as Lou Gehrig’s Disease, in a mouse model. CytRx has an exclusive license for this technology from UMMS.

•	CytRx entered into a license agreement with Imperial College Innovations Ltd., the technology transfer company of Imperial College London, for exclusive rights to Imperial’s intellectual property covering a drug screening method using RIP 140, a nuclear hormone co-repressor which regulates fat accumulation. Findings demonstrate that RIP 140 has been successful in regulating the function of key genes involved in energy metabolism in animal models. This discovery could prove to be a major development in the battle against obesity, and was published in the June 1, 2004 issue of Proceedings of the National Academy of Sciences.

•	CytRx licensed its co-polymer technologies, including FLOCOR™, Opti-Vax™ and related anti-infective products, on an exclusive basis to SynthRx, Inc., a Texas based biopharmaceutical company. In exchange, CytRx received a 19.9% ownership interest in SynthRx and $228,000 from SynthRx. CytRx will also receive milestone payments and royalties upon commercialization of any products developed under its alliance with SynthRx.

•	CytRx changed the name of its subsidiary, Araios, Inc., to CytRx Laboratories, Inc., to reflect its broadened mission of developing RNAi therapeutics in addition to small molecule drugs in the areas of obesity and diabetes.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company, based in Los Angeles with a subsidiary in Worcester, Massachusetts. The company is engaged in the development of products, primarily in the area of ribonucleic acid interference (RNAi) and small molecules for the human health care market, in a variety of therapeutic categories. The company has a broad-based strategic alliance with UMMS to develop novel compounds for obesity, type 2 diabetes, CMV and ALS using RNAi technology. CytRx also licensed from UMMS the rights to a DNA-based HIV vaccine technology. The company also has a research program with Massachusetts General Hospital, Harvard University’s teaching hospital, to use RNAi technology to develop a drug for the prevention, treatment or cure of ALS. The company has licensed its TranzFect™

delivery technology for DNA-based vaccines for certain diseases. For more information, visit CytRx’s website at www.cytrx.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the early stage of CytRx’s diabetes, obesity, CMV and ALS research, the need for future clinical testing of any RNAi-based products that may be developed by CytRx, the significant time and expense that will be incurred in developing any of the potential commercial applications for CytRx’s RNAi technology, CytRx’s need for additional capital, risks relating to the enforceability of any patents covering CytRx’s products and to the possible infringement of third party patents by those products, the impact of third party reimbursement policies on the use of and pricing for CytRx’s products, and the potential impact of pending or future legal proceedings. Additional uncertainties and risks are described in CytRx’s most recently filed SEC documents, such as its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CytRx Corporation
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$7,103,549	$11,644,446
Prepaid and other current assets	248,012	236,349

Total current assets	7,351,561	11,880,795
Property and equipment, net	504,847	227,413
Prepaid insurance and other assets	287,722	216,076

Total assets	$8,144,130	$12,324,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$712,435	$738,135
Accrued expenses and other current liabilities	1,268,130	381,977

Total current liabilities	1,980,565	1,120,112
Accrued loss on facility abandonment	259,633	312,433
Deferred gain on sale of building	79,873	93,836
Deferred revenue	275,000	275,000

Total liabilities	2,595,071	1,801,381

Minority interest in subsidiary	261,030	330,287

Commitments and contingencies
Stockholder’ equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, including 5,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 35,836,000 and 34,392,000 shares issued at June 30, 2004 and December 31, 2003	35,836	34,392
Additional paid-in capital	105,167,929	102,239,460
Treasury stock, at cost (633,816 shares held at June 30, 2004 and December 31, 2003)	(2,279,238)	(2,279,238)
Accumulated deficit	(97,636,498)	(89,801,998)

Total stockholders’ equity	5,288,029	10,192,616

Total liabilities and stockholders’ equity	$8,144,130	$12,324,284

CytRx Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
License Fees	$228,164	$—	$328,164	$—
Other	—	3,000	—	3,000

	228,164	3,000	328,164	3,000

Expenses
Research and development (includes $167,000 and $1,294,000 of non-cash stock-based expense for the three and six month periods ended June 30, 2004; and $1,829,000 of non-cash stock-based expense for three and six month periods ended June 30, 2003, respectively)	1,356,876	2,270,119	3,641,880	2,272,619
Depreciation and amortization	25,478	61	41,808	121
Common stock, stock options and warrants issued for selling, general and administrative	374,511	1,489,029	805,287	1,637,529
Selling, general and administrative	2,582,904	1,031,701	3,782,699	1,556,839

	4,339,769	4,790,910	8,271,674	5,467,108

Loss before other income (expense)	(4,111,605)	(4,787,910)	(7,943,510)	(5,464,108)
Other income (expense):
Interest income	16,447	11,549	39,753	27,315
Minority interest in losses of subsidiary	34,329	—	69,257	—
Equity in losses of minority-owned entity	—	(270,054)	—	(523,619)

Net loss	$(4,060,829)	$(5,046,415)	$(7,834,500)	$(5,960,412)

Basic and diluted:
Loss per common share	$(0.12)	$(0.21)	$(0.23)	$(0.26)

Weighted average shares outstanding	34,954,360	24,605,755	34,641,735	23,066,484

CytRx Corporation
Condensed Consolidated Financial Summary
(Unaudited)

BALANCE SHEET HIGHLIGHTS
(In thousands)

	June 30, 2004	December 31, 2003
Cash and short-term investments	$7,104	$11,644
Total assets	$8,144	$12,324
Total liabilities	$2,595	$1,801
Working capital	$5,371	$10,761
Common shares outstanding	35,202	34,392